
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash
Plus II financial statemnts for the six months ending June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       8,826,473<F1>
<SECURITIES>                                 7,806,545
<RECEIVABLES>                                  349,578<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               241,937
<PP&E>                                      80,558,638<F3>
<DEPRECIATION>                            (17,665,139)
<TOTAL-ASSETS>                              80,118,032
<CURRENT-LIABILITIES>                          729,872
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    79,388,160<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                80,118,032
<SALES>                                              0
<TOTAL-REVENUES>                             4,196,664<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,448,737<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,699,717<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes cash in bank accounts of $6,071,235 and short-term (other)
    investments of $2,755,238.
<F2>Includes all receivables included in "other assets" on the balance sheet.
<F3>Mult-family complex of $10,284,472, retail centers of $50,237,257 and investment in J.V. of $20,036,909.
<F4>Deficit of the general partners ($367,384) and equity of the limited partners 79,755,544.
<F5>Includes all revenue of the Partnership.
<F6>Includes all expenses of the Partnership.
<F7>Net income allocated $33,994 to the General Partners and $1,665,723 to the Limited Partners. Average net income is $.22 on 7,499,818 units outstanding.

